THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THIS OPTION MAY NOT BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                         OPTION TO PURCHASE COMMON STOCK
                                       OF
                           HOLT'S CIGAR HOLDINGS, INC.

         This is to certify that, in exchange for a previously granted option, MARVIN B. SHARFSTEIN (hereinafter referred to as the "Holder") is hereby granted an option to purchase, subject to the provisions hereof, from Holt's Cigar Holdings, Inc. (the "Company") TWO HUNDRED ONE THOUSAND (201,000) SHARES of the no par value common stock of the Company (hereinafter referred to as the "Common Stock") at any time and from time to time at an exercise price of FIFTY CENTS ($.50) per share. The shares of Common Stock deliverable upon the exercise of this Option described above are sometimes hereinafter referred to as the "Option Shares". The exercise price for the purchase of the Option Shares as described above is sometimes hereinafter referred to as the "Exercise Price".

         1. Exercise and Vesting of Option. This Option, which may be transferred or assigned subject to the provisions of the Securities Act of 1933, as amended, shall vest immediately upon issuance, in full. This Option may be exercised in whole or in part, from time to time on or after the date hereof until December 31, 2005. Upon receipt by the Company of this Option at its offices, or by the stock transfer agent of the Company at its offices, in proper form for exercise, the Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise notwithstanding that the certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Upon the exercise in whole of this Option, the Company shall issue, or shall cause the stock transfer agent to issue certificates for the total number of shares of Common Stock purchased, in such names and denominations as are required by the Holder, and the Company shall, or shall direct the stock transfer agent to deliver such certificates to or in accordance with the written instructions of the Holder.

         2. Reservation of Shares. The Company hereby agrees that at all times during the term of this Option, there shall be reserved for issuance and/or delivery upon the exercise hereof such number of shares of its Common Stock as may be required for issuance and delivery upon the exercise in full of this Option.

         3. Exchange, Transfer, Assignment or Loss of Option. This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, at its offices, or to the stock transfer agent, at its offices, for other Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Option is not transferable, except with respect to the parents, siblings, spouse or children of the original holder, or trusts for any of their benefit, and is subject to compliance with the Securities Act of 1933, as amended (hereinafter referred to as the "Act"),
Section 14 of this Option, and any applicable state securities or blue-sky laws. Upon surrender of this Option to the Company at its offices, or to the stock transfer agent, if any, at its offices, together with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without further charge or costs, execute and deliver a new Option in the name of the permitted assignee named in the Assignment Form, and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation hereof at the offices of the Company, or at the offices of the stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Options are to be issued, and signed by the holder thereof. The term "Option", as used herein includes any Options into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

         4. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder hereunder are limited to those expressed in this Option.

         5. Covenants of the Company. The Company hereby covenants that: (a) it will take no corporate action the effect of which would be to render the par value of the Option Shares issuable hereunder greater than the Exercise Price; and (b) such Option Shares as may be issued pursuant to the exercise of this Option will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all liens, charges and encumbrances with respect to the issuance thereof.

         6. Registration Rights. If (but without obligation to do so) the Company proposes to register any of its stock or other securities in connection with a public offering (excluding the initial public offering of its Common Stock currently contemplated pursuant to the Registration Statement on Form S-1 on file with the Securities and Exchange Commission), the Company shall, each such time, promptly give the Holder hereof written notice of such registration and the Company hereby agrees to grant to the Holder the right to cause the Option Shares or the shares of Common Stock which may be issuable pursuant to this Option, to be included in the proposed registration. The Holder shall also have the right to demand the registration of the shares of Common Stock purchasable upon the exercise of this Option at any time commencing nine (9) months following the effective date of the Company's Registration Statement with respect to the aforedescribed initial public offering.

         7. Adjustment of Shares Purchasable. The number of shares of the Common Stock of the Company purchasable hereunder and the Exercise Price per share are subject to adjustment from time to time as specified in this Option.

         8. Recognition of Registered Owner. Prior to the due presentment for registration of transfer of assignment of this Option, the Company may treat the registered owner as the party exclusively entitled to receive notices and otherwise to exercise the rights and entitlements hereunder.

         9. Effect of Recapitalization.

            (a) Adjustment of Exercise Price and Number of Shares of Common Stock Purchasable. The Exercise Price and the number of shares of Common Stock which shall be purchasable upon the exercise of this Option shall be subject to adjustment form time to time upon the occurence of certain events described below in subsection 9(b). Upon each adjustment of the Exercise Price, the holder of this Option shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.


            (b) Recapitalization. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise price in effect immediately prior to such combination shall be proportionately increased. In case the Company shall at any time declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Exercise Price in effect immediately prior to such dividend shall be proportionately reduced. In the case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of the Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for such for the determination of the shareholders entitled to such dividend, and shall be deemed to have been issued without consideration; provided however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue Common Stock as a dividend, no adjustment of Exercise Price and number of shares of Common Stock purchasable hereunder shall be required by reason of the fixing of such record date.


            (c) Notice of Adjustment. Upon any adjustment of the Exercise Price, any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Option, the Company shall give written notice thereof to the Holder. The notice shall be signed by the Company's chief executive or chief financial officer and shall state the Exercise Price resulting from such adjustment, the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Option, and setting forth in reasonable detail the method of calculation and the facts upon the calculation is based.

         10. Effect of Merger. If at any time or from time to time while this Option is outstanding in whole or in part, the Company effects any consolidation or merger with any other corporation or entity, the Holder shall thereafter be entitled upon exercise to purchase, with respect to each share of Common Stock purchasable hereunder immediately before such consolidation or merger becomes effective, the securities or other consideration to which a holder of one (1) share of Common Stock is entitled to in such consolidation or merger without any change in or payment in addition to the Exercise Price in effect immediately prior to any such merger or consolidation. The Company shall take any necessary steps in connection with any consolidation or merger to assure that all the provisions of this Option shall thereafter be applicable to any securities or other consideration so deliverable upon the exercise of this Option. The Company shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than the Company) assumes the obligations of this Section 10 by written instrument executed and mailed to the registered owner at the address of the owner on the books of the

Company. A sale or lease of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is deemed a consolidation or merger for the purposes of this Section 10.

         11. Notice of Adjustment. On the happening of any event requiring an adjustment of the Exercise Price or the number of shares purchasable hereunder, the Company shall forthwith give written notice to the registered owner stating the adjusted Exercise Price and/or the adjusted number and kind of securities or other property purchasable hereunder resulting from the event, and setting forth in reasonable detail the method of calculation and the facts upon which the calculations were based. The Board of Directors of the Company, acting in good faith, shall determine such calculations.

         12. Notice and Effect of Dissolution. In the event a voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger contemplated in Section 10, above), is at any time proposed, the Company shall give at least thirty (30) days prior written notice to the registered owner of this Option. Such notice shall set forth: (a) the record date (which shall be at least thirty (30) days after the giving of notice) as of which holders of Common Shares will be entitled to receive distributions as a result of the transaction; (b) a reasonably detailed description of the transaction; (c) a reasonably detailed description of the distributions to be made to the holders of the Common Shares as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Option and all rights hereunder shall terminate.

         13. Notices. Notices shall be given by postage pre-paid registered mail, return receipt requested, and shall be addressed to the address of the registered owner on the books of the Company. Notices shall be deemed given three (3) days after deposit of the foregoing with the United States Postal Service.

         14. Compliance with the Act. Unless a current registration statement under the Act shall be in effect with respect to the securities to be issued upon the exercise of this Option, the Holder hereof, by accepting this Option, covenants and agrees that at the time of exercise hereof, such Holder shall deliver to the Company a written statement that the securities acquired by the Holder upon the exercise of the Option are for the account of the Holder for investment purposes, and are not acquired with a view to, or for sale in connection with any public distribution thereof.



Attest:                                     Holt's Cigar Holdings, Inc.



____________________________                By:______________________________
Michael Pitkow, Secretary                         Robert Levin, President


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